============================== Exhibit (d)(4)================================
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       THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY AGREES TO PAY THE
       BENEFITS PROVIDED IN THIS POLICY, SUBJECT TO ITS TERMS AND CONDITIONS. SIGNED AT MILWAUKEE, WISCONSIN ON THE DATE OF ISSUE.

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SPECIMEN COPY


              /s/ F.E. FERGUSON                 /s/ PETER W. BRUCE

                  CHAIRMAN                          SECRETARY

                   SINGLE PREMIUM VARIABLE WHOLE LIFE POLICY

                          ELIGIBLE FOR ANNUAL DIVIDENDS

                     Insurance payable at death of Insured.

                      Benefits reflect investment results.

              Variable benefits described in Sections 4 through 8.

The Death Benefit for the first policy year will be the Face Amount shown on page 3, less any policy debt. The Death Benefit after that may increase or decrease on each policy anniversary depending on investment results. However, the Death Benefit will not be less than the Face Amount shown on page 3, less any policy debt.

The cash value under this policy may increase or decrease daily depending on investment results. There is no guaranteed minimum cash value.

RIGHT TO RETURN POLICY - Please read this policy carefully. The policy may be returned by the Owner for any reason within (1) ten days after it was received or (2) forty-five days after the application was signed, whichever is later. The policy may be returned to your agent or to the Home Office of the Company at 720 East Wisconsin Avenue, Milwaukee, WI 53202. If returned, the policy will be considered void from the beginning. Any premium paid will then be refunded.

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                                                        NORTHWESTERN
MM16                                                    MUTUAL LIFE(R)

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=============================================================================

================================================================================
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--------------------------------------------------------------------------------
               THIS POLICY IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE
              NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY.

                           READ YOUR POLICY CAREFULLY.

                           GUIDE TO POLICY PROVISIONS

                                                                            PAGE

BENEFITS AND PREMIUM                                                          3

SECTION 1.     THE CONTRACT                                                   5
               Life Insurance Benefit payable on death of Insured. Incontestability. Suicide. Definition of dates.
               Misstatement of age.

SECTION 2.     OWNERSHIP                                                      5
               Rights of the Owner. Assignment as collateral.

SECTION 3.     DIVIDENDS                                                      6
               Annual dividends. Paid-up additions and other uses of dividends. Dividend at death.

SECTION 4.     THE SEPARATE ACCOUNT                                           6
               The Separate Account and the Investment Divisions.

SECTION 5.     ALLOCATIONS OF PREMIUM; TRANSFER OF ASSETS                     7

SECTION 6.     DETERMINATION OF VALUES                                        7
               How variable life insurance works. Investment Bases.

SECTION 7.     DEATH BENEFIT                                                  8
               Determination of Death Benefit.
               Variable Insurance Amount.

SECTION 8.     CASH VALUE                                                     9
               Cash value. Basis of values.

SECTION 9.     LOANS                                                         10
               Policy loans. Effect of policy debt. Interest on loans.

SECTION 10.    EXCHANGE OF POLICY                                            10

SECTION 11.    BENEFICIARIES                                                 11
               Naming and change of beneficiaries.
               Marital deduction provision for spouse of Insured.
               Succession in interest of beneficiaries.

SECTION 12.    PAYMENT OF POLICY BENEFITS                                    12
               Payment of surrender or death proceeds.
               Payment plans for policy proceeds.
               Right to increase income under payment plan.
               Guaranteed payment tables.

APPLICATION                                               Attached to the policy

MM 16

                              BENEFITS AND PREMIUMS

                          DATE OF ISSUE - JULY 1, 1985

                                          FACE            SINGLE
PLAN AND ADDITIONAL BENEFITS             AMOUNT           PREMIUM

SINGLE PREMIUM
 VARIABLE WHOLE LIFE                   $ 100,000          $ 24,593.00


THE ALLOCATION OF THE NET PREMIUM OF $24,443.00 ON THE POLICY DATE IS:

MONEY MARKET DIVISION         40%
BOND DIVISION                 20%
STOCK DIVISION                20%
MASTER DIVISION               20%

THIS POLICY IS ISSUED IN A SELECT PREMIUM CLASS.


DIRECT BENEFICIARY       JANE M DOE, WIFE OF THE INSURED

OWNER                    JOHN J DOE, THE INSURED


INSURED        JOHN J DOE               AGE AND SEX              35 MALE

POLICY DATE    JULY 1, 1985             POLICY NUMBER       VL 1 700 017

PLAN           SINGLE PREMIUM           FACE AMOUNT            $ 100,000
                VARIABLE WHOLE LIFE

MP 16                              PAGE 3

                                 TABLE OF VALUES
     (ACTUAL CASH VALUES ARE NOT GUARANTEED. THEY MAY BE LARGER OR SMALLER
                      THAN VALUES SHOWN. SEE SECTION 8.1.)

                                             ADJUSTED
     END OF                   TABULAR        TABULAR
     POLICY                   CASH             CASH
     YEAR       JULY 1,       VALUES          VALUES

      1         1986          $25,266        $23,265
      2         1987           26,114         24,261
      3         1988           26,987         25,297
      4         1989           27,883         26,373
      5         1990           28,802         27,491

      6         1991           29,745         28,652
      7         1992           30,709         29,855
      8         1993           31,697         31,103
      9         1994           32,707         32,398
     10         1995           33,742         33,742

     11         1996           34,800         34,800
     12         1997           35,881         35,881
     13         1998           36,986         36,986
     14         1999           38,118         38,118
     15         2000           39,273         39,273

     16         2001           40,453         40,453
     17         2002           41,655         41,655
     18         2003           42,877         42,877
     19         2004           44,119         44,119
     20         2005           45,376         45,376

     AGE 60     2010           51,915         51,915
     AGE 65     2015           58,806         58,806
     AGE 70     2020           65,742         65,742


TABULAR CASH VALUES DO NOT REFLECT THE CASH VALUE OF ANY VARIABLE INSURANCE AMOUNT OR PAID UP ADDITIONS AND DIVIDEND ACCUMULATIONS OR THE AMOUNT OF POLICY DEBT.

THE CASH VALUE OF THIS POLICY INCREASES AND DECREASES TO REFLECT THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE IS NO GUARANTEED MINIMUM CASH VALUE.



INSURED        JOHN J DOE              AGE AND SEX                35 MALE

POLICY DATE    JULY 1, 1985            POLICY NUMBER         VL 1 600 016

PLAN           SINGLE PREMIUM          FACE AMOUNT              $ 100,000
               VARIABLE WHOLE LIFE



MP 16                         PAGE 4

                          TABLE OF NET SINGLE PREMIUMS
            FOR $1.00 OF VARIABLE INSURANCE AMOUNT OR FIXED BENEFIT
                      OR VARIABLE BENEFIT PAID-UP INSURANCE

END OF                      NET SINGLE        END OF                     NET SINGLE
POLICY YEAR    JULY 1,      PREMIUM           POLICY YEAR    JULY 1,      PREMIUM

0              1985         $.24443
1              1986          .25266             36            2021       $ .67131
2              1987          .26114             37            2022         .68513
3              1988          .26987             38            2023         .69878
4              1989          .27883             39            2024         .71216
5              1990          .28802             40            2025         .72522

6              1991          .29745             41            2026         .73792
7              1992          .30709             42            2027         .75028
8              1993          .31697             43            2028         .76234
9              1994          .32707             44            2029         .77417
10             1995          .33742             45            2030         .78581

11             1996          .34800             46            2031         .79725
12             1997          .35881             47            2032         .80843
13             1998          .36986             48            2033         .81926
14             1999          .38118             49            2034         .82966
15             2000          .39273             50            2035         .83956

16             2001          .40453             51            2036         .84899
17             2002          .41655             52            2037         .85799
18             2003          .42877             53            2038         .86665
19             2004          .44119             54            2039         .87507
20             2005          .45376             55            2040         .88338

21             2006          .46650             56            2041         .89175
22             2007          .47939             57            2042         .90034
23             2008          .49246             58            2043         .90938
24             2009          .50571             59            2044         .91918
25             2010          .51915             60            2045         .92990

26             2011          .53274             61            2046         .94171
27             2012          .54648             62            2047         .95448
28             2013          .56031             63            2048         .96770
29             2014          .57418             64            2049         .98062
30             2015          .58806             65            2050         1.0000

31             2016          .60192
32             2017          .61578
33             2018          .62963
34             2019          .64352
35             2020          .65742


INSURED        JOHN J DOE              AGE AND SEX                35 MALE

POLICY DATE    JULY 1, 1985            POLICY NUMBER         VL 1 600 016

PLAN           SINGLE PREMIUM          FACE AMOUNT              $ 100,000
               VARIABLE WHOLE LIFE


MP 16                         PAGE 4A

                            SECTION 1. THE CONTRACT

1.1 LIFE INSURANCE BENEFIT

     The Northwestern Mutual Life Insurance Company will pay a benefit on the death of the Insured. Subject to the terms and conditions of the policy:

     - payment of the Death Benefit determined under Section 7 will be made after proof of the death of the Insured is received at the Home Office; and

     - payment will be made to the beneficiary or other payee under Sections 11 and 12.

1.2 ENTIRE CONTRACT; CHANGES

     This policy with the attached application is the entire contract. Statements in the application are representations and not warranties. A change in the policy is valid only if it is approved by an officer of the Company. The Company may require that the policy be sent to it for endorsement to show a change. No agent has the authority to change the policy or to waive any its terms.

1.3 INCONTESTABILITY

     The Company will not contest this policy after it has been in force during the lifetime of the Insured for two years from the Date of Issue. In issuing the policy, the Company has relied on the application. While the policy is contestable, the Company, on the basis of the misstatement in the application, may rescind the policy or deny a claim.

1.4 SUICIDE

     If the Insured dies by suicide within one year from the Date of Issue, the amount payable by the Company will be limited to the premium paid.

1.5 DATES

     The contestable and suicide periods begin with the Date of Issue. Policy months, years and anniversaries are computed from the Policy Date. Both dates are shown on page 3.

1.6 MISSTATEMENT OF AGE

     If the age of the Insured has been misstated, the amount payable will be the amount which the premium paid would have purchased at the correct age.

1.7 PAYMENTS BY THE COMPANY

     All payments by the Company under this policy are payable at its Home
Office.

                              SECTION 2. OWNERSHIP

2.1 THE OWNER

     The Owner is named on page 3. All policy rights may be exercised by the Owner, his successor or his transferee:

     -  without the consent of any beneficiary.

     - while the Insured is living and, after his death, only as provided in Sections 11 and 12.

2.2 TRANSFER OF OWNERSHIP

     The Owner may transfer the ownership of this policy. Written proof of transfer satisfactory to the Company must be received at its Home Office. The transfer will then take effect as of the date it was signed. The Company may require that the policy be sent to it for endorsement to show the transfer.

2.3 COLLATERAL ASSIGNMENT

     The Owner may assign this policy as collateral security. The Company is not responsible for the validity or effect of a collateral assignment. The Company will not be responsible to an assignee for any payment or other action taken by the Company before receipt of the assignment in writing at its Home Office.

     The interest of any beneficiary will be subject to any collateral assignment made either before or after the beneficiary in named.

     A collateral assignee is not an Owner. A collateral assignment is not a transfer of ownership. Ownership can be transferred only by complying with
Section 2.2.

                              SECTION 3. DIVIDENDS

3.1 ANNUAL DIVIDENDS

     This policy will share in the divisible surplus of the Company. This surplus is determined each year. The policy's share will be credited as a dividend on the policy anniversary.

3.2 USE OF DIVIDENDS

     Dividends may be paid in cash or used for one of the following:

     - VARIABLE BENEFIT PAID-UP ADDITIONS. Dividends will purchase variable benefit paid-up additional insurance. Each dividend will be allocated to the Divisions as provided in Section 5.1. Paid-up additions share in the divisible surplus.

     - DIVIDEND ACCUMULATIONS. Dividends will accumulate at interest. Interest is credited at an annual effective rate of 3 1/2%. The Company may set a higher rate.

     Other uses of dividends may be made available by the Company.

     If no direction is given for the use of dividends, they will purchase paid-up additions.

3.3 ADDITIONS AND ACCUMULATIONS

     Paid-up additions and dividend accumulations increase the policy's cash value. They are payable as part of the policy's proceeds. The cash value of variable benefit paid-up additions will vary daily, and the death benefit annually. However, there is not a minimum guaranteed death benefit for variable benefit paid-up additions.

     Additions may be surrendered and accumulations may be withdrawn unless they are used for a loan.

3.4 DIVIDEND AT DEATH

     A dividend for the period from the beginning of the policy year to the date of the Insured's death will be payable as part of the policy proceeds.

                        SECTION 4. THE SEPARATE ACCOUNT

     The Northwestern Mutual Variable Life Account (the Separate Account) has been established by the Company pursuant to Wisconsin law and is registered as a unit investment trust under the Investment Company Act of 1940.

     The Separate Account has four Divisions--Stock Division, Bond Division, Money Market Division and Master Division. Assets of the Separate Account are invested in shares of Northwestern Mutual Variable Life Series Fund, Inc. (the
Fund). The Fund is registered under the Investment Company Act of 1940 as an open-end, diversified management investment company. The Fund has four Portfolios--Stock Portfolio, Bond Portfolio, Money Market Portfolio and Master Portfolio. Assets of each Division of the Separate Account are invested in shares of the corresponding Portfolio of the Fund. Shares of the Fund are purchased for the Separate Account at their net asset value.

     Assets will be allocated to the Separate Account to support the operation of this policy and other variable life insurance policies. Assets may also be allocated for other purposes, but not to support the operation of any contracts or policies other than variable life insurance. Income and realized and unrealized gains and losses from assets in the Separate Account are credited to or charged against it without regard to other income, gains or losses of the Company.

     The assets of the Separate Account will be valued on each business day. They are the property of the Company. The portion of these assets equal to policy reserves and liabilities will not be charged with liabilities arising out of any other business the Company may conduct. The Company reserves the right to transfer assets of the Separate Account in excess of these reserves and liabilities to its General Account.

     The Owner may exchange this policy for a fixed benefit life insurance policy if the Fund changes its investment advisor or if a Portfolio has a material change in its investment objectives or restrictions. The Company will notify the Owner if there is any such change. The Owner may exchange this policy within 60 days after the notice or the effective date of the change, whichever is later.

     If, in the judgment of the Company, a Portfolio no longer suits the purposes of this policy due to a change in its investment objectives or restrictions, the Company may substitute shares of another portfolio of the Fund or shares of another mutual fund. Any such substitution will be subject to any required approval of the Securities and Exchange Commission (SEC), the Wisconsin Commissioner of Insurance or other regulatory authority.

     The Company also may, to the extent permitted by applicable laws and regulations (including any order of the SEC), make changes as follows;

     - the Separate Account or a Division may be operated as a management company under the Investment Company Act of 1940, or in any other form permitted by law, if deemed by the Company to be in the best interest of the policyowners.

     - the Separate Account may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required.

     - the provisions of this and other policies may be modified to comply with any other applicable federal or state laws.

     In the event of a substitution or change, the Company may make appropriate endorsement on this and other policies having an interest in the Separate Account and take other actions as may be necessary to effect the substitution or change.

MM 16                                  6

              SECTION 5. ALLOCATION OF PREMIUM; TRANSFER OF ASSETS

5.1 ALLOCATION OF NET PREMIUM AND DIVIDENDS

     The net premium paid for this policy will be allocated to the Divisions as shown on page 3. This allocation will also apply to dividends used to purchase variable benefit paid-up additions, unless the allocation is changed by the Owner. The Owner may change the allocation, but the change will not take effect until the first policy anniversary following receipt of a written request at the Home Office. Allocations must be in whole percentages. If a Division is to receive any allocations, the allocation must be at least 10% of the dividend.

5.2 TRANSFER OF ASSETS

     The Owner may transfer the assets (other than policy debt) supporting the policy to any of the Divisions. Transfers may be made as often as four times in a policy year.

     The transfer will take effect on the date a written request is received in the Home Office. A fee may be required.

                       SECTION 6. DETERMINATION OF VALUES

6.1 HOW VARIABLE LIFE INSURANCE WORKS

     The Death Benefit and cash value provided by this policy are derived from the net premium credited to the Separate Account and the investment earnings it generates. These earnings determine a Rate of Return. The Rate of Return can be either positive or negative because it includes capital gains and losses (both realized and unrealized), as well as earnings from dividends and interest.

     If the Rate of Return were to equal 4% each and every year, the policy's cash value each year would equal the value for that year shown in the table of Adjusted Tabular Cash Values on page 4. Likewise, the Death Benefit would always equal the Face Amount shown on page 3. This is because 4% is the earnings rate the Company assumed when it calculated the net premium.

     If the Rate of Return in a given year is greater than 4%, the earnings in excess of 4% are converted to paid-up variable life insurance. If the Rate of Return in a given year is less than 4% the result is negative paid-up variable life insurance. The total amount of paid-up variable life insurance is called the Variable Insurance Amount.

     The Variable Insurance Amount is zero during the first policy year. On each policy anniversary, the positive (or negative) paid-up variable life insurance is added to (or subtracted from) the Variable Insurance Amount for the prior year. If the resulting Variable Insurance Amount is positive, the policy's cash value and Death Benefit on the policy anniversary will be greater than the amounts shown on pages 3 and 4. On the other hand, if the Variable Insurance Amount is negative, the policy's cash value on the policy anniversary will be less than the Adjusted Tabular Cash Value shown on page 4. The Death Benefit, however, will be equal to the Face Amount shown on page 3, since that is the minimum death benefit, unless there is policy debt.

     In this policy, amounts used in calculations may be negative. When a negative amount is added, the result is the same as if the corresponding positive amount had been subtracted.

6.2 VALUATION PERIOD

     Each business day, together with any non-business day or consecutive non-business days immediately preceding it, will constitute a valuation period.

     A business day is any day on which the New York Stock Exchange is open for trading.

6.3 NET INVESTMENT FACTOR

     The Net Investment Factor for a valuation period for a particular Division is obtained by dividing (a) by (b) and then subtracting (c) where:

(a) is: - the value of a Fund share in the corresponding Portfolio at the close of the current valuation period; plus

        - the per share amount of any investment income and capital gains distributed by the Fund for the current valuation period; minus

        - any amount per share charged against the Division in the valuation period for taxes.

(b) is: the value of the share at the close of business of the preceding valuation period.

(c) is: a charge not exceeding .00001367 for each day in the valuation period. This is the equivalent of a charge not exceeding .50% per year for mortality and expense risks and other contingencies.

6.4 DIVISION INDEX

     The Division Index for the valuation period which included the first day on which there were assets in the Division was 1.000000. The Index for each subsequent valuation period is the Division Index for the immediately preceding valuation period multiplied by the Net Investment Factor for the subsequent valuation period. The Index for a valuation period applies to each day in that period.

6.5 RATE OF RETURN

     The Rate of Return for a Division is equal to the change in the Division Index over the applicable period divided by the Division Index at the beginning of such period.

     The Rate of Return for policy debt is the interest earned on one dollar over the applicable period, assuming an annual effective interest rate equivalent to the policy loan interest rate or rates in effect during that period, less a charge by the Company for expenses and taxes.

MM 16                                  7

6.6  INVESTMENT ADJUSTMENT RATE

      The Investment Adjustment Rate for a Division or policy debt is equal to its Rate of Return less the interest earned on one dollar over the applicable period assuming an annual effective rate of 4%. The Investment Adjustment Rate for a Division may be positive or negative.

6.7  INVESTMENT ADJUSTMENT

      The Investment Adjustment for each Investment Base is equal to (a) the Investment Adjustment Rate for the corresponding Division multiplied by the average Investment Base plus (b) the Investment Adjustment Rate for policy debt multiplied by the average amount of policy debt allocated to the Investment Base.

6.8  INTERIM VALUE ADJUSTMENT

      The Interim Value Adjustment is the accumulation of all Investment Adjustments made during the period for which the Interim Value Adjustment is calculated. On each policy anniversary it is applied as a Net Single Premium to increase (or decrease) the Variable Insurance Amount. However, any Interim Value Adjustment attributable to variable benefit paid-up additions is applied as a Net Single Premium to increase (or decrease) such additions.

6.9  INVESTMENT BASES

      The Investment Bases will be determined at the end of each policy year and at any other time it is necessary to recognize requests by the Owner for transfer of assets, policy loan increases or repayments, or other transactions concerning policy values.

      The Investment Base in a Division is:

      - its portion of the current Tabular Cash Value; plus

      - its portion of the current Net Single Premium for the Variable Insurance Amount in effect; plus

      - its portion of the current Net Single Premium for the amount of variable benefit paid-up additions; plus

      - its contribution to the current Interim Value Adjustment; less

      - its portion of the current policy debt. Policy debt and repayments will be allocated in proportion to the sum of the current Tabular Cash Value, current Net Single Premiums and current Interim Value Adjustment in each Investment Base.

                            SECTION 7. DEATH BENEFIT

7.1  BENEFIT

      The Death Benefit will equal:

      - the minimum death benefit; less

      - any policy debt; plus

      - any positive Variable Insurance Amount; plus

      - the amount of variable benefit paid-up additions; plus

      - the amount of any dividend accumulations and any dividend at death.

The minimum death benefit is the Face Amount shown on page 3. All values will be determined as of the date of death.

7.2  VARIABLE INSURANCE AMOUNT

      The Company will determine at the beginning of each policy year the Variable Insurance Amount for that year. It remains at a constant amount during the year and may be positive or negative. It is zero during the first policy year.

      The Variable Insurance Amount for a policy year is the sum of the Variable Insurance Amount for the past year plus the amount of paid-up variable life insurance as determined on the policy anniversary. The amount of paid-up variable life insurance, which may be positive or negative, is determined by dividing (a) by (b) where:

      (a) equals the Interim Value Adjustment for the past policy year, less that portion of the Interim Value Adjustment attributable to additions. (see Section 7.3)

      (b) equals the Net Single Premium per $1.00 of Variable Insurance Amount at the end of the policy year.

7.3 VARIABLE BENEFIT PAID-UP ADDITIONS

      If variable benefit paid-up additions have been purchased by dividends, the Company will determine at the beginning of each policy year the amount of insurance provided by the additions for that year. The amount of such insurance for a policy year is the sum of the amount for the past year plus an additional amount determined on the policy anniversary. The additional amount, which may be positive or negative, is determined by dividing (a) by (b) where:

      (a) equals the sum of the portion of Interim Value Adjustment attributable to existing additions and the amount of the current dividend to be used to purchase additions.

      (b) equals the Net Single Premium per $1.00 of Variable Insurance Amount at the end of the policy year.

      The amount of insurance provided by dividends remains constant during the year, unless additions are surrendered.

MM16                                   8

                             SECTION 8. CASH VALUE

8.1 CASH VALUE

     The cash value on any date will be equal to the sum of:

     -  the current Adjusted Tabular Cash Value; plus

     -  the current Net Single Premium for the Variable Insurance Amount; plus

     - the current Net Single Premium for the amount of variable benefit paid-up additions; plus

     -  the current Interim Value Adjustment; plus

     -  the current amount of dividend accumulations; less

     -  the current policy debt.

8.2 SURRENDER

     The Owner may surrender this policy for its cash value. A written surrender of all claims, satisfactory to the Company, will be required. The date of surrender will be the date of receipt at the Home Office of the written surrender. The policy will terminate, and the cash value will be determined, as of the end of the last valuation period prior to the date of surrender. The Company may require that the policy be sent to it.

8.3 DEFERRAL OF PAYMENTS

     During any period when:

     - the sale of securities or the determination of a Division Index is not reasonably practicable because

          (i)  the New York Stock Exchange is closed, or

          (ii) conditions are such that, under rules and regulations adopted by the SEC, trading is deemed to be restricted or an emergency is deemed to exist, or

     - the SEC, by order, permits deferral for the protection of the Company's policyowners;

the Company reserves the right:

     -  to defer determination of cash values and payment of the cash value;

     -  to defer payment of a loan;

     - to defer determination of a change in the Variable Insurance Amount or other variable amounts payable on death, and, if such determination has been deferred, to defer payment of any portion of the Death Benefit equal to the Variable Insurance Amount or such other variable amounts; and

     - if payment of all or part of the Death Benefit is deferred, to defer application of the Death Benefit to a payment plan under Section 12.

8.4 TABULAR CASH VALUES

     Tabular Cash Values and Adjusted Tabular Cash Values are shown on page 4 for the end of the policy years indicated. They do not reflect the cash value of any Variable Insurance Amount, amounts resulting from dividends or policy debt. Tabular Cash Values and Adjusted Tabular Cash Values during a policy year will reflect time elapsed in that year.

     Values for policy years not shown are calculated on the same basis as those on page 4. A list of these values will be furnished on request. All values are at least as great as those required by the state in which this policy is delivered.

8.5 BASIS OF VALUES

     Tabular Cash Values are the reserves for the Face Amount. These and the Net Single Premiums are based on the Commissioners 1980 Standard Ordinary Mortality Table-B. Interest is based on an annual effective rate of 4%.

     Adjusted Tabular Cash Values are based on the Commissioners 1980 Standard Ordinary Mortality Table-B. Interest is based on an annual effective rate of:

     -  5% for the first 10 policy years, and

     -  4% after that.

All calculations assume the immediate payment of claims.

MP 16                                  9

                                SECTION 9. LOANS

9.1 POLICY LOANS

     The Owner may obtain a loan from the Company in an amount that, when added to existing policy debt, is not more than the loan value. The making of a policy loan will have a permanent effect on the cash values and the Death Benefit payable under the policy. Loans will decrease and repayments will increase the Investment Bases as described in Section 6.9.

     The loan may be obtained on written request.

9.2 LOAN VALUE

     The loan value in the first two policy years is 75% of the sum of the cash value and any existing policy debt on the date of the loan. The loan value after that is 90% of the sum of the cash value and any existing policy debt on the date of the loan.

9.3 POLICY DEBT

     Policy debt consists of all outstanding loans and accrued interest. It may be paid to the Company at any time. Any policy debt will be deducted from the policy proceeds.

     If the cash value decreases to zero, this policy will terminate unless a sufficient portion of the policy debt is repaid. Termination occurs 31 days after a notice has been mailed to the Owner and to any assignee on record at the Home Office. The notice will state the amount that must be repaid to keep the policy in force.

9.4 LOAN INTEREST

     The Specified Rate loan interest option or the Variable Rate loan interest option is elected on the application. The Owner may change this election at any time, but the change will not take effect until the January 1st following receipt of a written request at the Company's Home Office.

     Interest accrues and is payable on a daily basis from the date of the loan. Unpaid interest is added to the loan.

9.5 SPECIFIED RATE LOAN INTEREST OPTION

     Interest is payable at an annual effective rate of 8%.

9.6 VARIABLE RATE LOAN INTEREST OPTION

     Interest is payable at an annual effective rate that is set by the Company annually and applied to new or outstanding policy debt during the year beginning each January 1. The highest loan interest rate that may be set by the Company is the greater of 5% or a rate based on the Moody's Corporate Bond Yield averages--Monthly Average Corporates for the immediately preceding October. This Average is published by Moody's Investors Service, Inc. If it is no longer published, the highest loan interest rate will be based on some other similar average established by the insurance supervisory official of the state in which this policy is delivered.

     The loan interest rate set by the Company will not exceed the maximum rate permitted by the laws of the state in which this policy is delivered. The loan interest rate may be increased only if the increase in the annual effective rate is at least 1/2%. The loan interest rate will be decreased if the decrease in the annual effective rate is at least 1/2%.

                         SECTION 10. EXCHANGE OF POLICY

     Within 24 months after the Date of Issue shown on page 3, the Owner may exchange this policy without evidence of insurability for a similar fixed benefit life insurance policy issued by the Company on the life of the Insured.

     To effect the change the Owner must send this policy, a completed application for change, and any required payment to the Home Office of the Company. The change will be effective on the later of the date of the application or the date the required items are received at the Home Office.

     The new policy will have the same face amount, policy date and issue age as this one, and the cash values will be the same as those for policies issued on the Date of Issue of this policy.

MM 16                                  10

                           SECTION 11. BENEFICIARIES

11.1 DEFINITIONS OF BENEFICIARIES

     The term "beneficiaries" as used in this policy includes direct beneficiaries, contingent beneficiaries and further payees.

11.2 NAMING AND CHANGE OF BENEFICIARIES

BY OWNER. The Owner may name and change the beneficiaries of death proceeds:

     - while the Insured is living.

     - during the first 60 days after the date of death of the Insured, if the Insured just before his death was not the Owner. No one may change this naming of a direct beneficiary during this 60 days.

BY DIRECT BENEFICIARY. A direct beneficiary may name and change the contingent beneficiaries and further payees of his share of the proceeds:

     - if the direct beneficiary is the Owner;

     - if, at any time after the death of the Insured, no contingent beneficiary or further payee of that share is living; or

     - if, after the death of the Insured, the direct beneficiary elects a payment plan. The interest of any other beneficiary in the share of that direct beneficiary will end.

     These direct beneficiary rights are subject to the Owner's rights during the above 60 days.

BY SPOUSE (MARITAL DEDUCTION PROVISION).

     - POWER TO APPOINT. The spouse of the Insured will have the power alone and in all events to appoint all amounts payable to the spouse under the policy if:

       a. the Insured just before his death was the Owner; and

       b. the spouse is a direct beneficiary; and

       c. the spouse survives the Insured.

     - TO WHOM SPOUSE CAN APPOINT. Under this power, the spouse can appoint:

       a. to the estate of the spouse; or

       b. to any other persons as contingent beneficiaries and further payees.

     - EFFECT OF EXERCISE. As to the amounts appointed, the exercise of this power will:

       a. revoke any other designation of beneficiaries;

       b. revoke any election of payment plan as it applies to them; and

       c. cause any provision to the contrary in Section 11 or 12 of this policy to be of no effect.

EFFECTIVE DATE. A naming or change of a beneficiary will be made on receipt at the Home Office of a written request that is acceptable to the Company. The request will then take effect as of the date that it was signed. The Company is not responsible for any payment or other action that is taken by it before the receipt of the request. The Company may require that the policy be sent to it to be endorsed to show the naming or change.

11.3 SUCCESSION IN INTEREST OF BENEFICIARIES

DIRECT BENEFICIARIES. The proceeds of this policy will be payable in equal shares to the direct beneficiaries who survive and receive payment. If a direct beneficiary dies before he receives all or part of his full share, the unpaid part of this share will be payable in equal shares to the other direct beneficiaries who survive and receive payment.

CONTINGENT BENEFICIARIES. At the death of all of the direct beneficiaries, the proceeds, or the present value of any unpaid payments under a payment plan, will be payable in equal shares to the contingent beneficiaries who survive and receive payment. If a contingent beneficiary dies before he receives all or part of his full share, the unpaid part of his share will be payable in equal shares to the other contingent beneficiaries who survive and receive payment.

FURTHER PAYEES. At the death of all of the direct and contingent beneficiaries, the proceeds, or the present value of any unpaid payments under a payment plan, will be paid in one sum:

     - in equal shares to the further payees who survive and receive payment; or

     - if no further payees survive and receive payment, to the estate of the last to die of all of the direct and contingent beneficiaries.

OWNER OR HIS ESTATE. If no beneficiaries are alive when the Insured dies, the proceeds will be paid to the Owner or to his estate.

11.4 GENERAL

TRANSFER OF OWNERSHIP. A transfer of ownership of itself will not change the interest of a beneficiary.

CLAIMS OF CREDITORS. So far as allowed by law, no amount payable under this policy will be subject to the claims of creditors of a beneficiary

SUCCESSION UNDER PAYMENT PLANS. A direct or contingent beneficiary who succeeds to an interest in a payment plan will continue under the terms of the plan.


MM16                                   11

                     SECTION 12. PAYMENT OF POLICY BENEFITS

12.1 PAYMENT OF PROCEEDS

     Proceeds that are payable due to the death of the Insured will be paid under the payment plan that takes effect on the date of death. The Interest Income Plan (Option A) will be in effect if no payment plan has been elected. Interest will accumulate from the date of death until a payment plan is elected or the proceeds are withdrawn in cash.

     Proceeds from the surrender of this policy will be paid in cash or under a payment plan that is elected.

12.2 PAYMENT PLANS

INTEREST INCOME PLAN (OPTION A). The proceeds will earn interest which may be received each month or accumulated. The first payment is due one month after the date on which the plan takes effect. Interest that has accumulated may be withdrawn at any time. Part or all of the proceeds may be withdrawn at any time.

INSTALLMENT INCOME PLANS. Payments will be made each month on the terms of the plan that is elected. The first payment is due on the date that the plan takes effect.

     - SPECIFIED PERIOD (OPTION B). The proceeds with interest will be paid over a period of from one to 30 years. The present value of any unpaid installments may be withdrawn at any time.

     - SPECIFIED AMOUNT (OPTION D). Payments of not less than $10.00 per $1,000 of proceeds will be made until all of the proceeds with interest have been paid. The balance may be withdrawn at any time.

LIFE INCOME PLANS. Payments will be made each month on the terms of the plan that is elected. The first payment is due on the date that the plan takes effect. Proof of the date of birth, acceptable to the Company, must be furnished for each person on whose life the payments are based.

     - SINGLE LIFE INCOME (OPTION C). Payments will be made for a chosen period and, after that, for the life of the person on whose life the payments are based. The choices for the period are:

          a.  zero years;

          b.  10 years;

          c.  20 years; or

          d. a refund period which continues until the sum of the payments that have been made is equal to the proceeds that were placed under the plan.

     - JOINT AND SURVIVOR LIFE INCOME (OPTION E). Payments are based on the lives of two persons. Level payments will be made for a period of 10 years and, after that, for as long as one or both of the persons are living.

     - OTHER SELECTIONS. The Company may offer other selections under the Life Income Plans.

     - WITHDRAWAL. The present value of any unpaid payments that are to be made for the chosen period (Option C) or the 10 year period (Option E) may be withdrawn only after the death of all of the persons on whose lives the payments are based.

     - LIMITATIONS. A direct or contingent beneficiary who is a natural person may be paid under a Life Income Plan only if the payments depend on his life. A corporation may be paid under a Life Income Plan only if the payments depend on the life of the Insured or, after the death of the Insured, on the life of his spouse or his dependent.

PAYMENT FREQUENCY. On request, payments will be made once every 3, 6 or 12 months instead of each month.

TRANSFER BETWEEN PAYMENT PLANS. A beneficiary who is receiving payment under a plan which includes the right to withdraw may transfer the amount withdrawable to any other plan that is available.

MINIMUM PAYMENT. The Company may limit the election of a payment plan to one that results in payments of at least $50.

     If payments under a payment plan are or become less than $50, the Company may change the frequency of payments. If the payments are being made once every 12 months and are less than $50, the Company may pay the present value or the balance of the payment plan.

12.3 PAYMENT PLAN RATES

INTEREST INCOME AND INSTALLMENT INCOME PLANS. Proceeds will earn interest at rates declared each year by the Company. None of these rates will be less than an annual effective rate of 3 1/2%. Interest of more than 3 1/2% will increase the amount of the payments or, for the Specified Amount Plan (Option D), increase the number of payments. The present value of any unpaid installments will be based on the 3 1/2% rate of interest.

     The Company may offer guaranteed rates of interest higher than 3 1/2% with conditions on withdrawal.

LIFE INCOME PLANS. Payments will be based on rates declared by the Company. These rates will provide at least as much income as would the Company's rates, on the date that the payment plan takes effect, for a single premium immediate annuity contract, with no charge for issue expenses. Payments under these rates will not be less than the amounts that are described in Minimum Payment Rates.

MINIMUM PAYMENT RATES. The minimum payment rates for the Installment Income Plans (Options B and D) and the Life Income Plans (Options C and E) are shown in the Minimum Payment Rate Table.

MM 16                                  12

     The Life Income Plan payment rates in that table depend on the adjusted age of each person on whose life the payments are based. The adjusted age is:

     - the age on the birthday that is nearest to the date on which the payment plan takes effect; plus

     - the age adjustment shown below for the number of policy years that have elapsed from the Policy Date to the date that the payment plan takes effect. A part of a policy year is counted as a full year.

---------------------------------------------------
 POLICY                       POLICY
 YEARS           AGE          YEARS          AGE
ELAPSED      ADJUSTMENT      ELAPSED     ADJUSTMENT
---------------------------------------------------
 1 to 10         + 8         31 to 35        -1
11 to 15         + 6         36 to 40        -2
16 to 20         + 4         41 to 45        -3
21 to 25         + 2         46 to 50        -4
26 to 30           0        51 or more       -5
---------------------------------------------------

12.4 EFFECTIVE DATE FOR PAYMENT PLAN

     A payment plan that is elected will take effect on the date of death of the insured if:

     -    the plan is elected by the Owner for death proceeds; and

     - the election is received at the Home Office while the Insured is living.

In all other cases, a payment plan that is elected will take effect:

     -    on the date the election is received at the Home Office; or

     -    on a later date, if requested.

12.5 PAYMENT PLAN ELECTIONS

FOR DEATH PROCEEDS BY OWNER. The Owner may elect payment plans for death proceeds:

     -    while the Insured is living.

     - during the first 60 days after the date of death of the Insured, if the Insured just before his death was not the Owner. No one may change this election made during those 60 days.

FOR DEATH PROCEEDS BY DIRECT OR CONTINGENT BENEFICIARY. A direct or contingent beneficiary may elect payment plans for death proceeds payable to him if no payment plan that has been elected is in effect. This right is subject to the Owner's rights during the above 60 days.

FOR SURRENDER PROCEEDS. The Owner may elect payment plans for surrender proceeds. The Owner will be the direct beneficiary.

12.6 INCREASE OF MONTHLY INCOME

     A direct beneficiary who is to receive proceeds under a payment plan may increase the amount of the monthly payments. This is done by the payment of an annuity premium to the Company at the time the payment plan elected under
Section 12.5 takes effect. The amount that will be applied under the payment plan will be the net premium. The net premium is the annuity premium less a charge of not more than 2% and less any premium tax. The net premium will be applied under the same payment plan and at the same rates as the proceeds. The Company may limit this net premium to an amount that is equal to the direct beneficiary's share of the proceeds payable under this policy.

                           MINIMUM PAYMENT RATE TABLE

              MINIMUM MONTHLY INCOME PAYMENTS PER $1,000 PROCEEDS

INSTALLMENT INCOME PLANS (OPTIONS B AND D)
-------------------------------------------------------------------------------
PERIOD        MONTHLY        PERIOD        MONTHLY        PERIOD        MONTHLY
(YEARS)       PAYMENT        (YEARS)       PAYMENT        (YEARS)       PAYMENT
-------------------------------------------------------------------------------
   1          $84.65           11          $ 9.09           21          $ 5.56
   2           43.05           12            8.46           22            5.39
   3           29.19           13            7.94           23            5.24
   4           22.27           14            7.49           24            5.09
   5           18.12           15            7.10           25            4.96

   6           15.35           16            6.76           26            4.84
   7           13.38           17            6.47           27            4.73
   8           11.90           18            6.20           28            4.63
   9           10.75           19            5.97           29            4.53
  10            9.83           20            5.75           30            4.45
-------------------------------------------------------------------------------

MM 16                                  13

                           MINIMUM PAYMENT RATE TABLE

              MINIMUM MONTHLY INCOME PAYMENTS PER $1,000 PROCEEDS

LIFE INCOME PLANS (OPTIONS C AND E)

---------------------------------------------------------------
          SINGLE LIFE MONTHLY PAYMENTS (OPTION C)
---------------------------------------------------------------
                          CHOSEN PERIOD (YEARS)
  ADJUSTED    -------------------------------------------------
    AGE*           ZERO          10         20         REFUND
---------------------------------------------------------------
     55           $ 5.39      $ 5.24      $ 4.85       $ 5.00
     56             5.51        5.34        4.91         5.09
     57             5.63        5.45        4.97         5.19
     58             5.77        5.56        5.03         5.29
     59             5.91        5.68        5.10         5.39

     60             6.06        5.80        5.16         5.50
     61             6.22        5.93        5.21         5.62
     62             6.39        6.07        5.27         5.74
     63             6.58        6.21        5.33         5.87
     64             6.77        6.35        5.38         6.01

     65             6.99        6.50        5.43         6.16
     66             7.21        6.66        5.48         6.31
     67             7.46        6.83        5.52         6.47
     68             7.72        7.00        5.56         6.65
     69             7.97        7.17        5.60         6.83

     70             8.23        7.35        5.63         7.03
     71             8.49        7.53        5.66         7.23
     72             8.76        7.71        5.68         7.45
     73             9.03        7.89        5.70         7.69
     74             9.30        8.07        5.72         7.94

     75             9.57        8.25        5.73         8.21
     76             9.85        8.43        5.74         8.49
     77            10.11        8.60        5.74         8.80
     78            10.38        8.77        5.75         9.13
     79            10.64        8.93        5.75         9.48

     80            10.90        9.08        5.75         9.85
     81            11.13        9.21        5.75        10.26
     82            11.36        9.34        5.75        10.70
     83            11.55        9.44        5.75        11.17
     84            11.75        9.54        5.75        11.70

85 and over        11.92        9.61        5.75        12.26
---------------------------------------------------------------


--------------------------------------------------------------------------------
                 JOINT AND SURVIVOR MONTHLY PAYMENTS (OPTION E)
--------------------------------------------------------------------------------
 OLDER LIFE                    YOUNGER LIFE ADJUSTED AGE*
  ADJUSTED  --------------------------------------------------------------------
    AGE*        55       60       65      70       75        80      85 and over
--------------------------------------------------------------------------------
     55       $4.33
     60        4.45    $4.73
     65        4.54     4.89    $5.28
     70        4.61     5.01     5.49    $6.04
     75        4.66     5.09     5.65     6.32    $7.04
     80        4.68     5.14     5.74     6.51     7.39     $8.20
85 and over    4.69     5.16     5.78     6.60     7.57      8.52     $9.15
--------------------------------------------------------------------------------
*See Section 12.3.

MP 16                                  14

                                  EXHIBIT (e)

                                   LIFE INSURANCE OR ANNUITY APPLICATION TO           No. -----------------
Exhibit 1A(10)                  THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY        [ ] Life & Disability
                                             MILWAUKEE, WISCONSIN                         Insurance
-----------------------------------------------------------------------------------------------------------------------
1.   INSURED                                                                                                Sex:
     or Annuitant        John                                    J.                               Doe       [X] Male
     (Please Print)       First                            Middle Initial                        Last       [ ] Female
-----------------------------------------------------------------------------------------------------------------------
2.   APPLICANT, if other
     than insured                                                                         Relationship
     (Please Print)_____________________________________________________________________  to Insured __________________
                         First                   Middle Initial                 Last
     If Business Organization: [ ] Corporation   [ ] Partnership    [ ] Other type of Business (specify)
-----------------------------------------------------------------------------------------------------------------------
3A.  PRESIDENT of Insured: Print                              3B.  PREMIUM PAYER  Send premium notices to:
     Street No.                                                    [X] Insured  [ ] Owner  [ ] Applicant
     or R.F.D.           1234 Main St.
              ----------------------------------------------       [ ] Other
     City   Milwaukee                   State  WI                            ------------------------------------------
          ----------------------------        --------------                                      Name
     County      Milwaukee              Zip Code   53200           at: [X]  Insured's address See 3A) or:
            --------------------------            ----------
     This address will be used for all of Insured's policies.      ----------------------------------------------------
------------------------------------------------------------                       Street & No. or R.F.D.

4A.  Insured's Date of Birth    7     1     50                     -------------------------------  -------------------
                              Mo.    Day    Year                                  City                     State
------------------------------------------------------------
4B.  Place of Birth: (State or Country if other than U.S.A.)       -------------------------------  -------------------
                    Milwaukee, WI                                               Country                  Zip Code
                                                                   Unless directed otherwise, any notices will be sent
                                                                   to the Owner at the Insured's address.
-----------------------------------------------------------------------------------------------------------------------
5.   Has application or informal inquiry ever been made to the Northwestern Mutual for annuity, life or disability

     insurance on the life of the Insured?  [ ] Yes   [X] No   If "Yes," Last Policy Number is_________________________
-----------------------------------------------------------------------------------------------------------------------
      COMPLETE QUESTION 6 IF EXERCISING ADDITIONAL PURCHASE BENEFIT OPTION
-----------------------------------------------------------------------------------------------------------------------
6A.  Number of policy under which this privilege is being     6B.  Is application?   [ ] Regular Purchase
     exercised?                                                                      [ ] Advance Purchase (See 6C).
-----------------------------------------------------------------------------------------------------------------------
6C.  If an ADVANCE PURCHASE, event is the following:

     [ ] (1) Marriage           Name of  [ ] Spouse  [ ] Child ________________________________________________________
                                                                   First             Middle Initial           Last
     [ ] (2) Birth of Child     Place and Date of Marriage, Birth or Final Decree of Legal Adoption:

     [ ] (3) Adoption of Child  _______________________________________________________________
                                        City               County                State              Mo.     Day     Yr.
-----------------------------------------------------------------------------------------------------------------------
7A.  Plan and Amount applied for:                             7B.  ADDITIONAL BENEFITS (Check those desired):
     [X] Life Insurance
                                                                   [ ] WAIVER OF PREMIUM
     Single Premium Variable Life             $ 100,000            [ ] $ ______ OF ACCIDENTAL DEATH
     ---------------------------------------  ------------         [ ] ADDITIONAL PURCHASE $ _____ PER OPTION
                      Plan                     Amount              [ ] PAYOR BENEFIT
                                                                   [ ] INDEXED PROTECTION
     [ ] LIFE PLAN WITH TERM BENEFIT                               [ ] OTHER, SPECIFY ___________________________
         Basic policy ______________________  $ __________
                               Plan             Amount             Amount If any additional benefits cannot be
                                                                   approved, should the policy be issued without the
                                                                   benefit?
     Term __________________________________  $___________         [ ] Yes  [ ] No
                  Benefit & Years              Amount         ----------------------------------------------------------
                                                              8.   SPECIAL DATING:
     [ ] Annuity (Flexible Premium Annuity, Single                 PREPAID: [ ] Short Term to __________________________
         Premium Retirement Annuity, Retirement Income)                                          Mo.     Day     Yr.
                                                                   [ ] Date to Save Age  [ ] Backdate to _______________
         ________________________  _______________________                                                 Mo.  Day  Yr.
                   Plan                Age at Maturity
                                                                   NON PREPAID: Specified Future Date __________________
     Complete [ ] To provide monthly income of $ _________                                                 Mo.  Day  Yr.
         only [ ] To provide monthly income based on a
          one                                                      [ ] Date to Save Age  [ ] Backdate to _______________
                                                                                                           Mo.  Day  Yr.
          __________________ premium of $ ________________    -----------------------------------------------------------
                Mode                                          9.  Shall the PREMIUM LOAN provision, if available become
                                                                  operative according to its terms?  [ ] Yes  [ ] No
-----------------------------------------------------------------------------------------------------------------------

                                               LIFE INSURANCE or ANNUITY (CONTINUED)
------------------------------------------------------------------------------------------------------------------------------------
10A. ANNUAL DIVIDENDS until otherwise directed will:                   10B. POLICY LOAN INTEREST RATE OPTION:
     [ ] Be used to reduce current premium.                                 [ ] 8%
     [X] Purchase paid-up additions.                                        [X] Variable Rate. (Not available on all plans, or in
     [ ] Accumulate at interest. Substitute Form W-9                            Arkansas, District of Columbia, Kentucky, Montana,
         {Form 15-1272X) is required.                                           S. Carolina)
     [ ] Be cash.
------------------------------------------------------------------------------------------------------------------------------------
11A. DIRECT BENEFICIARY: (Print Name)                                  12.  The Owner will be: (Select ONLY ONE of the choices
                           Jane M. Doe                                      A through G. Consider the choice of item E, F and G,
     --------------------------------------------------------------         especially if the Insured is under age 15.)
                                                                            [X] A. The Insured.
     --------------------------------------------------------------         [ ] B. The Applicant.
     Relationship to Insured:        Wife                                   [ ] C. Other, (Print Name)
                             --------------------------------------                                   ------------------------------
                                                                                                       First   Middle Initial   Last
11B. CONTINGENT BENEFICIARY: (Print Name)
                                                                                ----------------------------------------------------
     --------------------------------------------------------------                            Relationship to Insured

     --------------------------------------------------------------         [ ] D. See Attached Supplement Form.
     Relationship to Insured:                                               [ ] E. The Applicant. If the Applicant dies before the
                             --------------------------------------                Insured, the Insured will be the Owner.
                                                                            [ ] F. The Applicant. If the Applicant dies before the
NOTE: Item 1 or 2 may be selected to supplement the contingent                     Insured, the Owner will be:
beneficiary designation or may be used to designate children or
brothers and sisters as contingent beneficiaries without                           -------------------------------------------------
specifically naming them. Item 3 may be used to supplement Item                         First        Middle Initial         Last
1, 2 or any contingent beneficiary designation.
                                                                                   _____________________________. If both die before
     [X] (1) and any (other) children of the Insured.                                  Relationship to Insured
     [ ] (2) and any (other) brothers and sisters of the Insured                   the Insured, the Insured will be the Owner.
         born of the marriage of or legally adopted by ___________
         and __________ prior to the Insured's death.                       [ ] G. The Applicant until the Insured attains the age
     [ ] (3) any amount a deceased contingent beneficiary would                    of ______ years. If the Applicant dies before the
         have received, if living, will be payable when due in                     Insured, the Owner will be:
         one sum in equal shares to his or her then living
         children. (The word "children" includes child and any                     -------------------------------------------------
         legally adopted child.)                                                          First        Middle Initial         Last

11C. FURTHER PAYEES: (Print Name)                                                  ______________________________ until the Insured
                                                                                       Relationship to Insured
     --------------------------------------------------------------                attains such age. Upon the Insured attaining
                                                                                   such age, or if both die before the Insured, the
     --------------------------------------------------------------                Insured will be the Owner.
     Relationship to Insured:
                             --------------------------------------

[ ] SEE ATTACHED SUPPLEMENT FORM.
------------------------------------------------------------------------------------------------------------------------------------
13. PREMIUM PAYABLE:                                                   14.  Has the premium for the policy applied for been paid
                                                                            to the agent in exchange for the Conditional Insurance
    [X] Annually  [ ] Semiannually  [ ] Quarterly  [ ] Single               Agreement with the same number as the application?
    [ ] Monthly (Variable Life only)                                                   [X] Yes      [ ] No
------------------------------------------------------------------------------------------------------------------------------------
15. Will the insurance (or annuity) applied for replace insurance (or annuities) on the Insured's (or Annuitant's) life in this
    Company or elsewhere? If "Yes," agent should explain and submit required papers.    [ ] Yes     [X] No
------------------------------------------------------------------------------------------------------------------------------------
THE INSURED CONSENTS TO THIS APPLICATION AND DECLARES THAT THE ANSWERS AND STATEMENTS ON BOTH SIDES OF THIS PAGE ARE CORRECTLY
RECORDED, COMPLETE AND TRUE TO THE BEST OF HIS KNOWLEDGE AND BELIEF. STATEMENTS IN THIS APPLICATION ARE REPRESENTATIONS AND NOT
WARRANTIES.

It is agreed that:                                                     (3) If the policy is issued in an extra premium class,
(1) If the premium is not paid when the application is signed, no      acceptance of the policy will amend it so that extended term
insurance will be in effect. The insurance will take effect at the     insurance can be in force only if:
time the policy is delivered and the premium is paid, if:                   - the Company gives its consent; or
                                                                            - the loan value is not large enough to grant to premium
     - the Insured is living at that time; and                                 loan.
     - the answers and statements in the application are then true
       to the best of the knowledge and belief of the Insured.         If a premium is not paid within the grace period an extended term insurance cannot be in force, paid-up insurance will be
(2) If the premium is paid when the application is taken, no life      selected.
insurance will have been in effect if Section I of the Conditional
Insurance Agreement applies.                                           (4) No agent is authorized to make or alter contracts or to waive any of the Company's rights or requirements.

                                                                                               /s/ John J. Doe
-------------------------------------------------------------------    -------------------------------------------------------------
Signature of INSURED or Annuitant (if other than Applicant and                              Signature of APPLICANT
                    15 yrs. of age and over)

Signed at  Milwaukee, WI                                  Date   July    1     85                   /s/ Norm M. Western
          -----------------------------------------------      ----------------------     ------------------------------------------
                       City, County & State                       Month  Day   Year               Signature of LICENSED AGENT

                 THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
TO BE COMPLETED BY THE INSURED OR INFORMANT


                        -----------------------------------------------------------------------------------------------------------
INSURED  (Please Print)                   John                          J.                                Doe
                        -----------------------------------------------------------------------------------------------------------
                                          First                   Middle Initial                          Last
-----------------------------------------------------------------------------------------------------------------------------------
If submitted for purpose other than a new insurance application, please indicate:
[ ] Policy Change        [ ] Conversion          [ ] Adding _________ Benefit       [ ] Reinstatement       [ ] Rating Reduction
    for Policy(ies) Number _________________________________________________________________________________________________________
[ ] Payor Benefit for Applicant (Payor)_____________________________________________________ Relationship to Insured _______________
                                          First             Middle Initial          Last
    Payor's Date of Birth ___________________________ Policy Number ________________________________________________________________
------------------------------------------------------------------------------------------------------------------------------------
20. Have you ever had life, disability, or hospital insurance      COMPLETE QUESTIONS 27-31 IF INSURED AGE 10 OR OLDER
    declined, rated, modified, cancelled, or not renewed?          27. Are you a member of, or do you contemplate joining any
    (If "Yes" explain in REMARKS)         [ ] Yes   [X] No             branch of the Armed Forces, the R.O.T.C., the National
-----------------------------------------------------------------      Guard or any other component of the Armed Forces Re-
21. When was your last previous examination or application             serve either on an active or inactive status?
    for life, disability, or accidental death insurance?               (If "Yes," complete Military Section 90-5)  [ ] Yes  [X] No
    Month               Year              Company                  -----------------------------------------------------------------
-----------------------------------------------------------------  28. Except as a fare paying passenger on a regularly sched-
22. Indicate below whether any other Life Insurance on your            uled flight, have you flown within the past 3 years, or
    Life is individual (Ind) or Group (Grp) and identify In            do you contemplate flying in the future?
    Force (I), Pending (P) or Contemplated (C).                        (If "Yes," completed Aviation Section 90-5  [ ] Yes  [X] No
    If none check: [X] NONE                                        -----------------------------------------------------------------
-----------------------------------------------------------------  29. Have you within the past 2 years participated in or do
             Ind or    Life Insurance   Accidental Death    I, P,      you contemplate participating in racing (automobile,
    Insurer   Grp          Amount           Amount          or C       snowmobile, motorcycle, boat or go-kart) scuba or skin
-----------------------------------------------------------------      diving, sky diving, hang gliding, mountain climbing or
-----------------------------------------------------------------      rodeos?
-----------------------------------------------------------------      (If "Yes," complete Avocation Section 90-6)  [ ] Yes [X] No
-----------------------------------------------------------------  -----------------------------------------------------------------
-----------------------------------------------------------------  30. A. What is your Automobile Driver's License Number?
-----------------------------------------------------------------         # W7111122223              State   Wis.
-----------------------------------------------------------------          -------------------------       -------------------------
23. Marital             Single, Widowed                                   or, [ ] I do not drive an automobile.
    Status:         [ ] or Divorced       [X] Married                  B. In the past 3 years have you been in a motor vehicle
-----------------------------------------------------------------         accident, charged with a moving violation or any motor
24. Citizen of:     [X] U.S.A.      [ ] Other ___________________         vehicle law, or had your license restricted or revoked?
    If other: Visa Type __________________ Visa No. _____________         (If "Yes" explain in C., D. and/or REMARKS) [ ] Yes [X] No
-----------------------------------------------------------------      C. Moving Violations within the past 3 years:
25. Do you contemplate leaving the United States of                -----------------------------------------------------------------
    America for travel or residence?                                            Type and Details
    (If "Yes" explain in REMARKS)               [ ] Yes  [X] No    Date  (Speeding, Reckless Driving,  Action (Citation,  Accident
-----------------------------------------------------------------         Driving While Intoxicated)       Fine)         (Yes or No)
26. A. What is your occupation(s)?     attorney                    -----------------------------------------------------------------
                                  -------------------------------
       What are your duties? ____________________________________
       __________________________________________________________
       If applying for disability income, are you now actively
       at work with no medical restrictions?
       (If "No" explain in REMARKS)   [ ] Yes  [ ] No              -----------------------------------------------------------------
    B. Employer(s)   XYZ Corporation                                   D. Details of any Accidents: (Include date, citations,
                  -----------------------------------------------         damage amounts, injuries.)
                                      Name
                   750 Street
                  -----------------------------------------------
                            Street & No. or R.F.D.
                  Milwaukee           WI              53200
                  -----------------------------------------------
                    City             State          Zip Code
    C. How long so employed?   5 yrs.
                            -----------------
       (If less than 2 years, explain in REMARKS)
------------------------------------------------------------------------------------------------------------------------------------
REMARKS:



------------------------------------------------------------------------------------------------------------------------------------
I declare that my answers and statements are correctly recorded, complete and true to the best of my knowledge and belief.
Statements in this application are representations and not warranties.

      Date _____________________________                ___________________________________________________________________
            Month    Day    Year                                           Signature of Insured (or Informant)
                                                           (Signature not required if reverse side, 90-4 also completed)

                               -----------------------------------------------------------------------------------------------------
INSURED

(if not given on Form 90-3)    -----------------------------------------------------------------------------------------------------
                                         First                            Middle Initial                              Last
------------------------------------------------------------------------------------------------------------------------------------
                                             NONMEDICAL APPLICATIONS ONLY
------------------------------------------------------------------------------------------------------------------------------------
31. A. Have you smoked cigarettes in the past 10 years?              36. Have you ever requested or received a pension, benefits
                                               [ ] Yes   [X] No          or payment because of any injury, sickness or disability?
    B. Present cigarette smokers:                                                                                  [ ] Yes   [X] No
       (1) How many cigarettes do you smoke per day?                 ---------------------------------------------------------------
           (Number of cigarettes not number of packs) _______        39. FAMILY HISTORY: Diabetes, cancer, high blood pressure,
       (2) How many years have you smoked?            _______            heart or kidney disease, mental illness or suicide?
    C. Past cigarette smokers:                                                                                     [ ] Yes   [X] No
       (1) How many cigarettes do you smoke per day?                 ---------------------------------------------------------------
           (Number of cigarettes not number of packs) _______                         Age, if Living   Cause of Death   Age of Death
       (2) How many years have you smoked?            _______                     --------------------------------------------------
       (3) When did you quit smoking?                 _______        Father               59
    D. Are you using tobacco in any other form?                      ---------------------------------------------------------------
       If "Yes," specify ___________________   [ ] Yes   [X] No      Mother               58
----------------------------------------------------------------     ---------------------------------------------------------------
32. Are you now using any medication or drugs?                       Brothers and Sisters
                                               [ ] Yes   [X] No      ---------------------------------------------------------------
----------------------------------------------------------------     40. A. Have you lost weight in the past year? [ ] Yes   [X] No
33. HAVE YOU EVER BEEN TREATED FOR OR EVER HAD ANY INDICATION               If "Yes,", loss was ________lbs.
    OF:                                                                  B. How long have you been at your present weight?  3 yrs.
    A. Disorder of eyes, ears, nose or throat? [ ] Yes   [X] No                                                            ---------
----------------------------------------------------------------         C. Height  5  ft. 11 in.        D. Weight  175 lbs.
    B. Dizzy or fainting spells, seizures or convulsions,                          ---    ----                     -----
       recurrent headache, paralysis or stroke, mental or                E. Did agent measure?                     [ ] Yes   [X] No
       nervous disorder?                       [ ] Yes   [X] No          F. Did agent weight?                      [ ] Yes   [X] No
----------------------------------------------------------------     ---------------------------------------------------------------
    C. Persistent shortness of breath, cough, blood spitting;        42. If the Insured is under age 1, what was the weight at
       bronchitis, asthma, emphysema, tuberculosis or other              birth? ________ lbs ________ ozs.
       lung or respiratory disorder?           [ ] Yes   [X] No      ---------------------------------------------------------------
----------------------------------------------------------------     43. Do you have a personal physician?         [ ] Yes   [X] No
    D. Chest pain, discomfort or tightness, palpitation, high
       blood pressure, rheumatic fever, heart murmur, heart              Name
       attack or other disorder of the heart or blood vessels?               -------------------------------------------------------
                                               [ ] Yes   [X] No          Address
----------------------------------------------------------------                ----------------------------------------------------
    E. Jaundice, intestinal bleeding; ulcer, hernia, colitis,            Date last seen                  Reason
       diverticulitis, hemorrhoids, recurrent indigestion or                            ----------------        --------------------
       other disorder of the stomach, intestines, liver, gall                              Mo. Day Yr.
       bladder or pancreas?                    [ ] Yes   [X] No      ---------------------------------------------------------------
----------------------------------------------------------------     REMARKS. GIVE DETAILS OF "YES" ANSWERS. IDENTIFY QUESTION
    F. Sugar, albumin, blood in urine; venereal disease; stone       NUMBER. STATE SIGNS, SYMPTOMS AND DIAGNOSIS OF ILLNESS AND
       or other disorder of kidney, bladder, prostate or             NAME AND ADDRESS OF ANY ATTENDING PHYSICIAN.
       reproductive organs?                    [ ] Yes   [X] No      ---------------------------------------------------------------
----------------------------------------------------------------
    G. Diabetes; thyroid or other endocrine disorders?
                                               [ ] Yes   [X] No
----------------------------------------------------------------
    H. Rheumatism, arthritis, gout, or disorder of the muscles
       or bones, spine, back or joints?        [ ] Yes   [X] No
----------------------------------------------------------------
    I. Deformity, lameness or amputation?      [ ] Yes   [X] No
----------------------------------------------------------------
    J. Disorder of skin, lymph glands, cyst, tumor or cancer?
                                               [ ] Yes   [X] No
----------------------------------------------------------------
    K. Allergies; anemia or other disorder of the blood?
                                               [ ] Yes   [X] No
----------------------------------------------------------------
    L. Alcohol or drug habit?                  [ ] Yes   [X] No
----------------------------------------------------------------
34. OTHER THAN ABOVE, HAVE YOU WITHIN THE PAST 5 YEARS:
    A. Had any physician or practitioner examine, advise or
       treat you?                              [ ] Yes   [X] No
----------------------------------------------------------------
    B. Been a patient in a hospital, clinic or medical facility?
                                               [ ] Yes   [X] No
----------------------------------------------------------------
    C. Had EKG, X-ray, other test?             [ ] Yes   [X] No
----------------------------------------------------------------
    D. Been advised to have any test, hospitalization or
       surgery which was not completed?        [ ] Yes   [X] No
----------------------------------------------------------------
35. Have you ever had military service deferment, rejection or discharge because of a physical or mental condition?
                                               [ ] Yes   [X] No
------------------------------------------------------------------------------------------------------------------------------------
I declare that my answers and statements on both sides of this page are correctly recorded, complete and true to the best of my knowledge and belief. Statements in this application are representations and not warranties.

                                                                                            /s/ John J. Doe
                                                                     ---------------------------------------------------------------
                                                                                  Signature of Insured (or Informant)


Signed at  Milwaukee,     WI          On    1      1     85                                /s/ Vorm M. Western
          --------------------------      --------------------       ---------------------------------------------------------------
             City        State              Mo    Day   Year                           Signature of Licensed Agent

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


                            SUPPLEMENT TO APPLICATION
                           FOR VARIABLE LIFE INSURANCE
                   NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY


INSURED   John J. Doe
       ----------------------------------

APPLICATION NUMBER      000 009
                  -----------------------

201. Allocation of Net Premium

          Money Market Division    40  %     (Whole percentages
          Bond Division            20  %           only,
          Stock Division           20  %     minimum of 10% in
          Master Division          20  %     Division selected.)
                                ===========
                                  100  %

202. I acknowledge receipt of the prospectus for Variable Life Insurance dated
     July 1, 1985
     ----------------- .

203. I UNDERSTAND THAT THE DEATH BENEFIT FOR THE VARIABLE LIFE INSURANCE POLICY
     APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE
     OF THE NORTHWESTERN MUTUAL VARIABLE LIFE ACCOUNT, BUT WILL NOT BE LESS THAN
     THE FACE AMOUNT PROVIDED ALL PREMIUMS ARE PAID AS OF THEIR DUE DATE AND
     PROVIDED THERE IS NO POLICY DEBT.

204. I UNDERSTAND THAT THE CASH VALUES FOR THE VARIABLE LIFE INSURANCE POLICY
     APPLIED FOR MAY INCREASE OR DECREASE TO REFLECT THE INVESTMENT EXPERIENCE
     OF THE NORTHWESTERN MUTUAL VARIABLE LIFE ACCOUNT AND ARE NOT GUARANTEED AS
     TO FIXED DOLLAR AMOUNT. THERE ARE NO GUARANTEED MINIMUM CASH VALUES.

205. I believe that a Variable Life Insurance policy is consistent with my investment objectives and financial needs.

     I understand that an illustration of benefits, including death benefits and cash values, is available upon request to compare:

     - a Variable Whole Life policy based on a hypothetical investment return of 0%, 4% and 8% (or alternatively 0%, 6%, and 12%).

     -    a fixed benefit Whole Life policy issued by the Northwestern Mutual
          Life Insurance Company based on the same gross premium as the Variable
          Whole Life policy.

206. Owner's Address
     [X]  Insured's address in 3A or:

     [ ]
          ----------------------------------------------------------
                             Street & No. or R.F.D.

          ----------------------------------------------------------
            City                   State                 Zip Code

                                             (Signed)  John J. Doe
---------------------------------------     ------------------------------------
   Signature of Insured or Informant                Signature of Applicant
      (if other than Applicant)

Signed at      Milwaukee, WI                Date          7/1/85
         ------------------------------          -------------------------------

Based on the information furnished by the Applicant or Informant in this application, I certify that I have reasonable ground for believing the purchase of the policy applied for is suitable for the Applicant. I further certify that a current Prospectus was delivered and that no written sales materials other than those furnished by the Home Office were used.

Signature of Licensed Agent            (Signed)  Norm M. Weestern
                           -----------------------------------------------------
                                       (Registered Representative)

General Agent's Approval
                         -------------------------------------------------------

Registered Principal's Approval
                               -------------------------------------------------
                                          (Completed in H.O.)


                                                          NORTHWESTERN
                                                          MUTUAL LIFE

            IT IS RECOMMENDED THAT YOU...
=============================================================================
-----------------------------------------------------------------------------

            READ YOUR POLICY.

            NOTIFY YOUR NML AGENT OR THE COMPANY AT 720 E. WASHINGTON AVENUE, MILWAUKEE, WI 53202, OF AN ADDRESS CHANGE.

            CALL YOU NMI AGENT FOR INFORMATION --
            PARTICULARLY ON A SUGGESTION
            TO TERMINATE OR EXCHANGE THIS POLICY
            FOR ANOTHER POLICY OR PLAN.

-----------------------------------------------------------------------------


ELECTION OF TRUSTEES

The members of The Northwestern Mutual Life Insurance Company are its policyholders of insurance policies and deferred annuity contracts. The members exercise control through a Board of Trustees. Elections to the Board are held each year at the annual meeting of members. Members are entitled to vote in person or by proxy.

                   SINGLE PREMIUM VARIABLE WHOLE LIFE POLICY

                          ELIGIBLE FOR ANNUAL DIVIDENDS

                     Insurance payable at death of Insured.

                      Benefits reflect investment results.
              Variable benefits described in Sections 4 through 8.

The Death Benefit for the first policy year will be the Face Amount shown on page 3, less any policy debt. The Death Benefit after that may increase or decrease on each policy anniversary depending on investment results. However, the Death Benefit will not be less than the Face Amounts shown on page 3, less any policy debt.

The cash value under this policy may increase or decrease daily depending on investment results. There is no guaranteed minimum cash value.

MM 16

-----------------------------------------------------------------------------



=============================================================================